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                                                                   EXHIBIT 10.25

                 PLAN OF REORGANIZATION AND AGREEMENT OF MERGER

      PLAN OF REORGANIZATION AND AGREEMENT OF MERGER, dated as of MAY 1, 2002, between PUERTO RICO TELEPHONE COMPANY, INC., a corporation organized under the laws of the Commonwealth of Puerto Rico ("PRTC" or the "Surviving Corporation") and VERIZON WIRELESS PUERTO RICO, INC. (VW), (formerly Celulares Telefonica, Inc.) a corporation organized under the laws of the Commonwealth of Puerto Rico ("VW"or the "Merged Corporation") (PRTC and VW are hereinafter collectively referred to as the "Constituent Corporations").

                                    RECITALS

      WHEREAS, the Boards of Directors of PRTC and VW deem it advisable and in the best interest of their respective Corporations to consummate, and have approved, the merger of the Merged Corporation, with and into the Surviving Corporation (the "Merger") and other transactions contemplated hereby, upon the terms and subject to the conditions set forth herein.

      WHEREAS, PRTC is a corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico, having been incorporated on September 11, 1998 under Registration Number 102,198 and having an authorized capital stock consisting of 10,000,000 shares of common stock par value $0.01 each, of which 585,746 shares are issued and outstanding.

      WHEREAS, VW is a corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico, having been incorporated on January 9, 1998 under Registration Number 99,282, and having an authorized capital stock consisting of 10,000,000 shares of common stock with a par value of $0.01 per share, of which 411,000 shares are issued and outstanding.

      WHEREAS, the parties hereto intend that for Puerto Rico income tax purposes, the Merger shall constitute a tax free reorganization within the meaning of Section 1112(g)(1)(A) of the Puerto Rico Internal Revenue Code of 1994, as amended (the "PRIRC").

      WHEREAS, the laws of the Commonwealth of Puerto Rico permit such a merger, and the Constituent Corporations (as defined in Section 1) desire to merge under and pursuant to the provisions of Article 10.01 of the Puerto Rico General Corporation Law of 1995 (the "Law").

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


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      1. The Merger. Upon the terms and subject to the conditions hereof, as of the Effective Date (as defined in Section 3), VW shall be merged with and into PRTC, with PRTC continuing as the surviving corporation, and the separate existence of VW shall cease.

      2. Certificate of Merger. If this Agreement is duly adopted in compliance with the legal requirements for the Merger, as provided in Section 8 hereof, and is not terminated pursuant to Section 11(b) hereof, a Certificate of Merger, substantially in the form of Exhibit A, attached hereto and made a part hereof, executed in accordance with Article 10.01 of the Law shall be filed with the Secretary of State of the Commonwealth of Puerto Rico.

      3. Effective Date of the Merger. Upon the filing of the Certificate of Merger with the Secretary of State of Puerto Rico, the Merger shall become effective at 12:01 a.m., on May 1, 2002 (the "Effective Date").

      4. Certificate of Incorporation; By-Laws. (a) On the Effective Date, the Certificate of Incorporation of PRTC shall remain as the Certificate of Incorporation of the Surviving Corporation.

            (b) On the Effective Date, the By-laws of PRTC shall remain as the By-laws of the Surviving Corporation.

      5. Directors and Officers of the Surviving Corporation.

            (a) On the Effective Date, the Directors of PRTC shall remain as the directors of the Surviving Corporation and shall serve in such capacity until their successors shall have been duly elected and qualified.

            (b) On the Effective Date, the Officers of PRTC shall remain as the Officers of the Surviving Corporation and shall serve in such capacity until their successors shall have been duly elected and qualified.

      6. Shares of Constituent Corporation; Recapitalization; Conversion. As of the Effective Date:

            (a) PRTC Stock. By virtue of the Merger and without any action on the part of the Stockholder of PRTC, each share of common stock, par value $0.01 each, of PRTC, as the Surviving Corporation, which was issued and outstanding on the Effective Date, shall remain and continue to be the issued and outstanding common stock PRTC after the Effective Date.

            (b) Stock of the Merged Corporation. By virtue of the Merger, and without any action on the part of the Stockholder of VW, each share of common stock, par value $0.01 each, of VW, as the Merged Corporation, which was issued and outstanding on the Effective Date, shall cease to exist and shall be canceled.

      7. Transfer Books. At the close of business on the business day immediately preceding the Effective Date, the stock transfer books or records of the Constituent Corporations


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shall be closed, and no transfer or assignment of any shares of them shall thereafter be registered on the transfer books.

      8. Legal Requirements to Merger. Subject to the terms and provisions of this Plan of Reorganization and Agreement of Merger, the Parties will take, or cause to be taken, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to Merger and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them in connection with the Merger. Each of the Parties will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental entity or other public or private third party, required to be obtained or made by it in connection with the Merger or the taking of any action contemplated by this Plan of Reorganization and Agreement of Merger.

      9. Further Assurances. After the Effective Date, the Parties will take all appropriate action and execute all documents, instruments or conveyances which may be reasonably necessary to carry out the provisions hereof, including, without limitation, vesting in the Surviving Corporation its right, title and interest in and to the properties and assets of the Merged Corporation acquired by operation of law through the Merger by the Surviving Corporation.

      10. Effect of Merger. On the Effective Date of the Merger:

            (a) The Surviving Corporation shall possess all of the privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities, obligations and duties of each of the Merged Corporation, except as otherwise herein provided or by law;

            (b) The Surviving Corporation shall be vested with all property, be it real, personal, or mixed, and all debts due to the Merged Corporation on whatever account as well as all other things in action or belonging to the Merged Corporation; and

            (c) All property, rights, privileges, powers and franchises of the Merged Corporation shall be thereafter effectually the property of the Surviving Corporation as they originally were of the Merged Corporation, but all rights of creditors and all liens upon any property of any of the Merged Corporation shall be preserved unimpaired, and all debts, liabilities, obligations, and duties of the Merged Corporation shall thenceforth attach to, and may be enforced against the Surviving Corporation to the same extent as if such debts, liabilities, obligations and duties had been incurred or contracted by it.

      11. Amendment and Termination. (a) At any time prior to the filing of the Certificate of Merger with the Secretary of State of the Commonwealth of Puerto Rico, this Plan of Reorganization and Agreement of Merger may be amended by an agreement in writing by the Board of Directors of the Constituent Corporations to the extent permitted by law notwithstanding approval of this Plan of Reorganization and Agreement of Merger by the Stockholders of the Constituent Corporations; provided, however, that no such amendment shall, if agreed to after approval by the Stockholders of any Constituent Corporation, (i) alter or change


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any term of the Certificate of Incorporation of the Surviving Corporation, or
(ii) alter or change any of the terms and conditions of this Plan of Agreement of Merger if such alteration or change would adversely affect the Stockholders of the Constituent Corporations.

            (b) Termination. At any time prior to the filing of the Certificate of Merger with the Secretary of State of the Commonwealth of Puerto Rico, this Agreement may be terminated and abandoned by the Board of Directors of the Constituent Corporations, notwithstanding approval of the Plan of Reorganization and Agreement of Merger by Stockholders of them. In the event of a termination, all further obligation of the parties under this Plan of Reorganization and Agreement of Merger shall terminate without further liability of any party.

      12. Business Purpose. The Constituent Corporations have entered into this Plan and Agreement of Merger for the purpose of (i) integrating the operations of the Constituent Corporations which were originally integrated in PRTC and subsequently segregated on September 1, 1998 in order to comply with an order of separation issued by the Federal Communications Commission on October 1997, to protect wireline ratepayers and enhance competition but which allows the merger of the Constituent Corporations into a single entity on or after January 1, 2002; (2) maximizing the tax benefits of having the wireline and wireless operations of the Constituent Corporations within one tax entity and (iii) simplifying the overall corporate structure and reduce accounting, auditing and other administrative costs. The parties hereto intend that for Puerto Rico income tax purposes, the Merger constitutes a reorganization within the meaning of Section 1112(g)(1)(A) of the PRIRC.

      13. Miscellaneous.

            (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, by facsimile (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (i)   if to PRTC, to:

                        1515 F. D. Roosevelt Avenue
                        Guaynabo, Puerto Rico 00968.

                        Or at its mailing address:

                        P. O. Box 360998
                        San Juan, Puerto Rico 00936-0998

                        Attention: Legal Department


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                  (ii)  if to VW, to:

                        1515 F. D. Roosevelt Avenue
                        Guaynabo, Puerto Rico 00968.

                        Or at its mailing address:
                        P. O. Box 360998
                        San Juan, Puerto Rico 00936-0998

                        Attention: Legal Department

            (b) Headings. When a reference is made in this Plan of Reorganization and Agreement of Merger to a Section, such reference shall be to a Section of this Plan of Reorganization and Agreement of Merger unless otherwise indicated. The headings contained in this Plan Reorganization and Agreement of Merger are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan of Reorganization and Agreement of Merger.

            (c) Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Plan of Reorganization and Agreement of Merger (including the documents, exhibits and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements, and understandings and communications, both written and oral, among the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

            (d) Governing Law. This Plan of Reorganization and Agreement of Merger shall be governed and construed in accordance with the laws of the Commonwealth of Puerto Rico, without regard to any applicable principles of conflicts of law.

            (e) Assignment. Neither this Plan of Reorganization and Agreement of Merger nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Plan of Reorganization and Agreement of Merger will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            (f) Severability. If any term or other provision of this Plan of Reorganization and Agreement of Merger is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Plan of Reorganization and Agreement of Merger shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Plan of Reorganization and Agreement of Merger so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the


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transactions contemplated hereby are fulfilled to the extent possible, and in any case such term or provision shall be deemed amended to the extent necessary to make it no longer invalid, illegal or unenforceable.

            (g) Counterparts. This Plan of Reorganization and Agreement of Merger may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

      THE ABOVE PLAN AND AGREEMENT OF MERGER, having been adopted and approved by a majority of the Board of Directors of each constituent corporate party thereto, in accordance with the provisions of Section 10.01 of the General Corporation Law of 1995, the President and the Secretary of each constituent corporate party thereto do now hereby execute the said Plan of Reorganization and Agreement of Merger under the corporate seals of their respective Constituent Corporation, by authority of the Directors as the respective act, deed and agreement of each of said Constituent Corporation, all as of the date first above written.

(CORPORATE SEAL)              PUERTO RICO TELEPHONE COMPANY, INC.


                                     By:        /s/ Jon E. Slater
                                        ---------------------------------
                                                  Jon E. Slater
                                                     President

ATTEST:

                                     By:        /s/ Iraida Latoni
                                        ---------------------------------
                                               Iraida Latoni, Esq.
                                                    Secretary


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(CORPORATE SEAL)              VERIZON WIRELESS PUERTO RICO, INC.


                                     By:        /s/ Jon E. Slater
                                        ---------------------------------
                                                  Jon E. Slater
                                                    President

ATTEST:

                                     By:        /s/ Iraida Latoni
                                        ---------------------------------
                                               Iraida Latoni, Esq.
                                                   Secretary


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